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                                                                    Exhibit 21.1



                              List of Subsidiaries

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Principal Operating Subsidiary                                   State of Incorporation
------------------------------                                   ----------------------
Advance Vehicles, Inc.                                           OH
Arden Industrial Products, Inc.                                  MN
Blue Falcon Forge, Inc.                                          PA
Castle Rubber Company                                            OH
Cicero Flexible Products, Inc.                                   OH
General Aluminum Manufacturing Company II                        OH
General Aluminum Manufacturing Company                           OH
Kay Home Products, Inc.                                          OH
RB&W Corporation                                                 DE
The Ajax Manufacturing Company                                   OH
Tocco, Inc.                                                      AL
RB&W Corporation of Canada                                       Ontario, Canada
RB&W Logistics Canada, Inc./Logistique RB&W Canada, Inc          Alberta, Canada
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